EXHIBIT 4.1

ARTICLES OF INCORPORATION

OF

BREWING VENTURES INC.

The following Articles of Incorporation are adopted pursuant to Minnesota Statutes, Chapter 302A in accordance with Section 302A.133, by Brewing Ventures Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Corporation”).

ARTICLE 1

Name:  The name of this Corporation shall be Brewing Ventures Inc.

ARTICLE 2

Registered Office:  The address of the Corporation’s registered office in the State of Minnesota shall be 2400 IDS Center, Minneapolis, Minnesota 55402.

ARTICLE 3

Authorized Shares:  The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 10,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 90,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).

3.1           The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series.  Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof.  Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2           Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote, on a noncumulative basis, for the election and removal of directors and for all other purposes.  Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3           The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4           The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5           The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

ARTICLE 4

Certain Shareholder Rights:  No shareholder shall be entitled to any preemptive right to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such new additional securities before the Corporation may offer them to other persons.  No shareholder shall be entitled to any cumulative voting rights.

ARTICLE 5

Written Action by Board:  An action required or permitted to be taken by the Board of Directors may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the Board of Directors.

ARTICLE 6

Nonliability of Directors for Certain Actions:  To the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 7

Initial Director:  The name and address of the person constituting the first member of the Company’s Board of Directors is:

Steven J. Wagenheim

5831 Cedar Lake Road

St. Louis Park, MN 55416

ARTICLE 8

Incorporator:  The name and address of the incorporator is:

Avron L. Gordon

2400 IDS Center

Minneapolis, MN 55402

ARTICLE 9

Indemnification of Directors and Officers:  The Corporation shall indemnify and may, in the discretion of the Board of Directors, insure current and former directors, officers and employees of the Corporation in the manner and to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of 25th day of June, 1997.

/s/ Avron L. Gordon
Avron L. Gordon
Incorporator

Drafted By:

Briggs and Morgan, Professional Association

Attention:  Avron L. Gordon, Esq.

2400 IDS Center

80 South Eighth Street

Minneapolis, MN  55402

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

BREWING VENTURES INC.

The undersigned officer, on behalf of Brewing Ventures Inc., a Minnesota corporation (the “Corporation”), hereby certifies an amendment to the Corporation’s Articles of Incorporation which has been duly approved by the Corporation’s Board of Directors in accordance with Sections 302A.239 and 302A.133, of the Minnesota Statutes.  Accordingly, the Articles of Incorporation of the Corporation are hereby amended as follows:

Article 1 of the Articles of Incorporation of the Corporation shall read in its entirety as follows:

ARTICLE 1

Name: The name of this Corporation shall be Founders Food & Firkins Ltd.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation of the Corporation to be executed this 26th day of June, 1997.

Brewing Ventures Inc.

By:	/s/ Steven J. Wagenheim
Its: Chief Executive Officer

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

FOUNDERS FOOD & FIRKINS LTD.

The undersigned, Mitchel I Wachman, Secretary of Founders Food & Firkins Ltd., a Minnesota corporation (the “Corporation”) with the purpose of amending the Corporation’s Articles of Incorporation under the provisions of Minnesota Statutes Sections 302A.135 and 302A.139, hereby certifies that:

1.             The name of the corporation is Founders Food & Firkins Ltd.

2.             Article 1 of the Articles of Incorporation of the Corporation shall read in its entirety as follows:

Article 1

Name: The name of the Corporation shall be Granite City Food & Brewery Ltd.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 5th day of September 2002.

Founders Food & Firkins Ltd.

/s/ Mitchel I. Wachman
Mitchel I. Wachman, Secretary

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GRANITE CITY FOOD & BREWERY LTD.

The undersigned officer of Granite City Food & Brewery Ltd., a corporation organized and existing under the laws of the state of Minnesota (the “Corporation”), hereby certifies that:

FIRST:  The name of the Corporation is Granite City Food & Brewery Ltd.

SECOND:  In accordance with Section 302A.402 of the Minnesota Business Corporation Act, the board of directors of the Corporation duly adopted a resolution setting forth the proposed amendment to Article 3 of the Articles of Incorporation, as amended, of the Corporation to reflect a one (1) for six (6) share combination of common shares, and directing that such amendment be effected via filing of these Articles of Amendment with the office of the Minnesota Secretary of State.

THIRD:  Article 3, first paragraph, of the Corporation’s Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

“ARTICLE 3

Authorized Shares:  The total authorized shares of all classes which the Corporation shall have authority to issue is 25,000,000, consisting of: 10,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 15,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).

The remainder of Article 3 is unaffected by this Amendment.

FOURTH:  The combination giving rise to the amendment set forth above concerns a one (1) for six (6) combination of the shares of common stock of the Corporation.  Pursuant to a resolution of the Board of Directors of the Corporation effective December 29, 2009, every six (6) shares of common stock of the Corporation, par value $0.01 per share, outstanding on January 13, 2010 (the “Record Date”) will be combined and converted into one (1) share of common stock of the Corporation, par value $0.01 per share.  The authorized shares of the Corporation after this share combination shall be as set forth in the amendment above.  No fractional shares shall be issued as a result of the foregoing share combination, and any holder of common shares of record upon the effective time of such share combination shall be entitled, upon surrender to the Corporation of certificates representing such fractional interests, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the fair market of a share of common stock on the Record Date as determined by the Board.  As soon as practicable following the Record Date, the Corporation will notify its shareholders of record on the Record Date to transmit outstanding share certificates to the Corporation’s transfer agent and registrar (“Transfer Agent”) and the Corporation will cause the Transfer Agent to issue new certificates representing one share of common stock for every six shares transmitted and held of record on the Record Date and to deliver or mail such certificates to each such holder; and in settlement of fractional interests that may arise as a result of such combination on the Record Date, cause the Transfer Agent to disburse to such holders a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the fair market of a share of common stock on the Record Date as determined by the Board.

FIFTH:  These Articles of Amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any authorized class or series of the Corporation’s shares and will not result in the percentage of authorized shares of any class or series that remains unissued after the combination approved by these Articles of Amendment exceeding the percentage of authorized shares of that class or series that were unissued before the combination.

SIXTH:  These Articles of Amendment to the Corporation’s Articles of Incorporation, as amended, shall be effective at 5:00 PM (Eastern Standard Time) on January 13, 2010.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A.  I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

December 29, 2009

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ James G. Gilbertson
Name:	James G. Gilbertson
Title:	Chief Financial Officer

2

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
GRANITE CITY FOOD & BREWERY LTD.

The undersigned, Steve J. Wagenheim, Chief Executive Officer of Granite City Food & Brewery Ltd, a Minnesota corporation (the “Corporation”) with the purpose of amending the Corporation’s Articles of Incorporation under the provisions of Minnesota Statutes Sections 302A.135 and 302A.139, hereby certifies that:

1.                                       The name of the corporation is Granite City Food & Brewery Ltd.

2.                                       The following amended Article 3 of the Articles of Incorporation of the Corporation has been adopted by the shareholders of the Corporation:

ARTICLE 3

Authorized Shares:  The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 10,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 90,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).  The Certificate of Designation of Rights and Preferences dated September 30, 2002, creating the rights and preferences of 60,000 shares of Series A Convertible Preferred Stock, none of which are outstanding, is hereby cancelled and the total authorized number of preferred shares which the Corporation shall have the authority to issue shall be the aforesaid 10,000,000 preferred shares.

3.1                                 The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series.  Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof.  Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2                                 Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote, on a noncumulative basis, for the election and removal of directors and for all other purposes.  Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3                                 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4                                 The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5                                 The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.                                       The amendment was adopted pursuant to Chapter 302A of Minnesota Statutes.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 25th day of August 2010.

Granite City Food & Brewery Ltd.

/s/ Steven J. Wagenheim
Steven J. Wagenheim
Chief Executive Officer